As filed with the Securities and Exchange Commission on May 7, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

MIDAMERICAN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Iowa	42-1425214
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Grand Avenue
Des Moines, Iowa 50309
(515) 242-4300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J. Leighton, Esq.
Assistant General Counsel
MidAmerican Energy Company
666 Grand Avenue
Des Moines, Iowa 50309
(515) 242-4300

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Jonathan R. Rod, Esq.
Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, New York 10022
(212) 906-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(4)(5)	Amount of Registration Fee(6)
Debt securities and preferred stock	$850,000,000	—	$850,000,000	$26,095

1.	Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder or with other securities registered under registration statement no. 333-134163, and may include hybrid securities including a combination of features of the securities listed above.
2.	Includes such indeterminate amount of debt securities and shares of preferred stock as may from time to time be issued at indeterminate prices. Also includes such additional principal amount of debt securities issued with an original issue discount such that the aggregate initial public offering price of all debt securities will not exceed $850,000,000 less the dollar amount of other securities previously issued.
3.	The proposed maximum offering price per unit may be omitted pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
4.	Estimated in accordance with Rule 457 under the Securities Act solely for the purpose of calculating the registration fee.
5.	In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies.
6.	Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement also relates to registration statement no. 333-134163, as to which an aggregate of $480,000,000 of debt securities and preferred stock remain unsold, and as to which a filing fee of $39,590 associated with such securities was paid at the time such registration statement was originally filed. Pursuant to Rule 429 under the Securities Act, this registration statement shall, upon effectiveness, also act as a post-effective amendment to registration statement no. 333-134163 filed with the Securities and Exchange Commission on May 16, 2006.

Prospectus

$1,330,000,000

MIDAMERICAN ENERGY COMPANY

Debt Securities and Preferred Stock

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in the securities involves risks. See ‘‘Risk Factors’’ on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities will not be listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for these securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is May 7, 2007.

i

Midamerican Energy Company

We are a public utility company headquartered in Iowa with $6.5 billion of assets as of December 31, 2006, and operating revenues for 2006 totaling $3.4 billion. We are principally engaged in the business of generating, transmitting, distributing and selling electricity and in distributing, selling and transporting natural gas. We distribute electricity at retail in Council Bluffs, Des Moines, Fort Dodge, Iowa City, Sioux City and Waterloo, Iowa; the Quad Cities (Davenport and Bettendorf, Iowa and Rock Island, Moline and East Moline, Illinois); and a number of adjacent communities and areas. We also distribute natural gas at retail in Cedar Rapids, Des Moines, Fort Dodge, Iowa City, Sioux City and Waterloo, Iowa; the Quad Cities; Sioux Falls, South Dakota; and a number of adjacent communities and areas. Additionally, we transport natural gas through our distribution system for a number of end-use customers who have independently secured their supply of natural gas. As of December 31, 2006, we had approximately 714,000 regulated retail electric customers and 696,000 regulated retail and transportation natural gas customers.

In addition to retail sales and natural gas transportation, we sell electric energy and natural gas to other utilities, marketers and municipalities. These sales are referred to as wholesale sales.

Our headquarters and principal executive offices are located at 666 Grand Avenue, Des Moines, Iowa 50309. Our telephone number is (515) 242-4300.

 Ratio of Earnings to Fixed Charges

The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated.

	12 Months Ended December 31,					3 Months Ended March 31, 2007
	2002	2003	2004	2005	2006
Ratio of earnings to fixed charges(1)	4.87x	5.20x	5.02x	4.78x	4.65x	5.59x

(1)	For purposes of computing the ratio of earnings to fixed charges, ‘‘earnings’’ consist of net income from continuing operations plus income taxes, interest on long-term debt, other interest charges, preferred dividends of subsidiary trust and interest on leases. ‘‘Earnings’’ also include allowances for borrowed and other funds used during construction. ‘‘Fixed charges’’ consist of interest charges, preferred dividends of subsidiary trust and the estimated interest component of rentals.

Ratio of Earnings to Fixed Charges
 Plus Preferred Stock Dividend Requirements

The following table sets forth the ratio of our earnings to our fixed charges plus preferred stock dividend requirements for the periods indicated.

	12 Months Ended December 31,					3 Months Ended March 31, 2007
	2002	2003	2004	2005	2006
Ratio of earnings to fixed charges plus preferred stock dividend requirements(1)	4.57x	5.04x	4.90x	4.68x	4.58x	5.50x

(1)	For purposes of computing the ratio of earnings to fixed charges plus preferred stock dividend requirements, ‘‘earnings’’ consist of net income from continuing operations plus income taxes, interest on long-term debt, other interest charges, preferred dividends of subsidiary trust and interest on leases. ‘‘Earnings’’ also include allowances for borrowed and other funds used during construction. ‘‘Fixed charges’’ consist of interest charges, preferred dividends of subsidiary trust and the estimated interest component of rentals. ‘‘Preferred stock dividend requirements’’ represent the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred stock.

 Risk Factors

Before you invest in any of the securities described in this prospectus, you should be aware of the significant risks described below. You should carefully consider these risks, together with all of the other information included in this prospectus, the accompanying prospectus supplement and the information incorporated by reference, before you decide to purchase our securities.

We are subject to extensive regulations that affect our operations and costs. These regulations are complex, dynamic and subject to change.

We are subject to numerous regulations and laws enforced by regulatory agencies. These regulatory agencies include, among others, the Federal Energy Regulatory Commission, or FERC, the Environmental Protection Agency, or EPA, the Nuclear Regulatory Commission, or NRC, the Iowa Utilities Board, or IUB, the Interstate Commerce Commission, or ICC, and other federal, state and local agencies.

Regulations affect almost every aspect of our business and limits our ability to independently make and implement management decisions regarding, among other items, business combinations, constructing, acquiring or disposing of operating assets, setting rates charged to customers, establishing capital structures and issuing equity or debt securities, and engaging in transactions between us and our affiliates. Regulations are subject to on-going policy initiatives, and we cannot predict the future course of changes in regulatory laws, regulations and orders, or the ultimate effect that regulatory changes may have on us. However, such changes could materially impact our financial results. For example, such changes could result in, but are not limited to, increased retail competition within our service territories, new environmental requirements, and the acquisition by a municipality or other quasi-governmental body of our distribution facilities (by negotiation, legislation or condemnation).

Federal and state regulation changes are emerging as the most challenging aspect of managing utility operations. New and expanded regulations imposed by policy makers, court systems, and industry restructuring have provided the most change and challenge in the industry since the start of utility regulation.

The Energy Policy Act of 2005, or the Energy Policy Act, impacts many segments of the energy industry. Congress granted the FERC additional authority in the Energy Policy Act, which expanded its regulatory role from a regulatory body to an enforcement agency. To implement the law, the FERC has and will continue to issue new regulations and regulatory decisions addressing electric system reliability, electric transmission expansion and pricing, regulation of utility holding companies, and enforcement authority, including the ability to assess civil penalties of up to $1.0 million per violation per day per infraction for non-compliance. The full impact of those decisions remains uncertain, however, the FERC has recently exercised its enforcement authority by imposing significant civil penalties for violations of its rules and regulations. In addition, as a result of past events affecting electric reliability, the Energy Policy Act requires federal agencies, working together with non-governmental organizations charged with electric reliability responsibilities, to adopt and implement measures designed to ensure the reliability of electric transmission and distribution systems effective June 1, 2007. Under the new regime, a transmission owner’s reliability compliance issues could result in financial penalties. Such measures could impose more comprehensive or stringent requirements on us, which would result in increased compliance costs and could adversely affect our financial results.

Recovery of our costs is subject to regulatory review and approval, and the inability to recover costs may adversely affect our financial results.

State Rate Proceedings

We establish rates for our regulated retail service through state regulatory proceedings. These proceedings typically involve multiple parties, including government bodies and officials and various consumers of energy, who have differing concerns, but who generally have the common objective of limiting rate increases. Decisions are subject to appeal, potentially leading to additional uncertainty associated with the approval proceedings. Each state sets retail rates based in part upon the state utility commission’s acceptance of an allocated share of total utility costs. When states adopt different methods to calculate inter-jurisdictional cost allocations, some costs may not be incorporated into rates of any state. Ratemaking is also generally done on the basis of estimates of normalized costs, so if a given year’s realized costs are higher than normal, rates will not be sufficient to cover those costs. State commissions also decide the allowed rate of return we will be given an opportunity to earn on our equity investment. They also decide the allowed levels of expense and investment that they deem is just and reasonable in providing service. The state commissions may disallow recovery in rates for any costs that do not meet such standard.

In Iowa, we have agreed not to seek a general increase in electric base rates to become effective prior to January 1, 2013, unless our Iowa jurisdictional electric return on equity for any year falls below 10%. We expect to continue to make significant capital expenditures to maintain and improve the reliability of our generation, transmission and distribution facilities, to reduce emissions and to support new business and customer growth. As a result, our financial results may be adversely affected if we are not able to deliver electricity in a cost-efficient manner and are unable to offset inflation and the cost of infrastructure investments with cost savings or additional sales.

In Iowa and Illinois, our electric fuel costs are embedded in our base rates. Accordingly, we are not permitted to pass through fuel price increases in our electric rates in those states without regulatory approval. In Iowa, we are prohibited from seeking reinstatement of a fuel adjustment clause for electric rates to become effective until January 1, 2013, unless our Iowa jurisdictional electric return on equity for any year falls below 10%. In Illinois, we are prohibited by law from seeking reinstatement of a fuel adjustment clause for electric rates until November 2011. Any significant increase in fuel costs or purchased power costs for electricity generation could have a negative impact on us, despite efforts to minimize the impact through the use of hedging instruments. Any of these consequences could adversely affect our financial results.

While rate regulation is premised on providing us a fair opportunity to obtain a reasonable rate of return on invested capital, state regulatory commissions do not guarantee that we will be able to realize a reasonable rate of return.

FERC Jurisdiction

The FERC establishes cost-based tariffs under which we provide transmission services to wholesale markets and retail markets in states that allow retail competition. The FERC also has responsibility for approving both cost- and market-based rates under which we sell electricity at wholesale. The FERC may impose price limitations, bidding rules and other mechanisms to address some of the volatility of these markets or may (pursuant to pending or future proceedings) revoke or restrict our ability to sell electricity at market-based rates, which could adversely affect our financial results. The FERC may also impose substantial civil penalties for any non-compliance with the Federal Power Act or the FERC’s rules or orders.

We are actively pursuing, developing and constructing new facilities, the completion and expected cost of which is subject to significant risk, and we have significant funding needs related to our planned capital expenditures.

We are constructing a new coal-fired electric generating plant and wind-powered generating facilities in Iowa, and, in the future, may pursue the development, construction, ownership and operation of additional new or expanded facilities. The completion of any of these projects is subject to substantial risks, including fluctuations in the price and availability of commodities, manufactured goods, equipment, labor and other items over a multi-year construction period. These risks may result in higher-than-expected costs to complete an asset and place it into service. Additionally, our major new generation facility additions are subject to a soft price cap in Iowa. If actual capital costs exceed the cap, we will not be able to recover those additional costs without an IUB determination that such additional costs are prudently incurred. It is also possible that additional generation needs may be obtained through power purchase agreements, which could impose long-term purchase obligations on us and force us to rely on the operating performance of a third party. The inability to successfully and timely complete a project, avoid unexpected costs or to recover any such costs through ratemaking decisions may materially affect our financial results.

Furthermore, we depend upon both internal and external sources of liquidity to provide working capital and to fund capital requirements. If we are unable to obtain funding from external sources, we may need to postpone or cancel planned capital expenditures. Failure to construct these projects could limit opportunities for revenue growth and increase operating costs.

We are subject to numerous environmental, health, safety, and other laws, regulations and requirements that may adversely affect our financial results.

Operational Standards

We are subject to numerous environmental, health, safety, and other laws, regulations and requirements affecting many aspects of our present and future operations, including, among others:

•	the EPA’s CAIR, which established cap and trade programs to reduce SO2 and NOx emissions starting in 2009 to address alleged contributions to downwind non-attainment with the revised National Ambient Air Quality Standards;

•	the EPA’s CAMR, which establishes a cap and trade program to reduce mercury emissions from coal-fired power plants starting in 2010; and

•	other laws or regulations that establish standards for greenhouse gas emissions, water quality, wastewater discharges, solid waste and hazardous waste.

These and related laws, regulations and orders generally require us to obtain and comply with a wide variety of environmental licenses, permits, inspections and other approvals.

Compliance with environmental, health, safety, and other laws, regulations and requirements can necessitate significant capital and operating expenditures, including expenditures for new equipment, inspection, clean-up costs, damages arising out of contaminated properties, and fines, penalties and injunctive measures affecting operating assets for failure to comply with environmental regulations. Compliance activities pursuant to regulations could be prohibitively expensive. As a result, some facilities may be required to shut down or alter their operations. Further, we may not be able to obtain or maintain all required environmental regulatory approvals for our operating assets or development projects. Delays in obtaining any required environmental or regulatory permits, failure to comply with the terms and conditions of the permits or increased regulatory or environmental requirements may increase our costs or prevent or delay us from operating our facilities or developing new facilities. If we fail to comply with all applicable environmental requirements, we may be subject to penalties and fines or other sanctions. The costs of complying with current or new environmental, health, safety, and other laws, regulations and requirements could adversely affect our financial results. Proposals for voluntary initiatives and mandatory controls are being discussed in the United States and worldwide to reduce so-called ‘‘greenhouse gases’’ such as carbon dioxide, a by-product of burning fossil fuels; methane, the primary component of natural gas; and methane leaks from pipelines. These actions could result in increased costs for us to (i) operate and maintain our facilities, (ii) install new emission controls on our facilities and (iii) administer and manage any greenhouse gas emissions program. These actions could also impact the consumption of natural gas, thereby affecting our operations.

Further, the regulatory rate structure or long-term customer contracts may not necessarily allow us to recover all costs incurred to comply with new environmental requirements. Although we believe that, in most cases, we are legally entitled to recover these kinds of costs, the inability to fully recover such costs in a timely manner could adversely affect our financial results.

Site Clean-up and Contamination

Environmental, health, safety, and other laws, regulations and requirements also impose obligations to remediate contaminated properties or to pay for the cost of such remediation, often by parties that did not actually cause the contamination. We are generally responsible for on-site liabilities, and in some cases off-site liabilities, associated with the environmental condition of our assets, including power generation facilities, and electric transmission and electric and natural gas distribution assets that we have acquired or developed, regardless of when the liabilities arose and whether they are known or unknown. In connection with acquisitions, we may obtain or require indemnification against some environmental liabilities. If we incur a material liability, or the other party to a transaction fails to meet our indemnification obligations, we could suffer material losses. We have established liabilities to recognize our estimated obligations for known remediation liabilities, but such estimates may change materially over time. In addition, future events, such as changes in existing laws or policies or their enforcement, or the discovery of currently unknown contamination, may give rise to additional remediation liabilities, which may be material. We are also required to fund our portion of the costs for decommissioning the Quad Cities Station when it is retired from service, which may include site remediation or decontamination.

Inflation, changes in commodity prices and fuel transportation costs may adversely affect our financial results.

Inflation affects us through increased operating costs and increased capital costs for plant and equipment. As a result of existing rate agreements and competitive price pressures, we may not be able to pass the costs of inflation on to our electric customers. If we are unable to manage cost increases or pass them on to our customers, our financial results could be adversely affected.

We are also heavily exposed to changes in prices and availability of coal and natural gas and the transportation of coal and natural gas because a substantial majority of our generation capacity utilizes these fossil fuels. We currently have contracts of varying durations for the supply and transportation of coal for our existing generation capacity. When these contracts expire or if they are not honored, we may not be able to purchase or transport coal on terms as favorable as the current contracts. We have similar exposures regarding the market price of natural gas. Changes in the cost of coal or natural gas supply or transportation and changes in the relationship between such costs and the market price of power will affect our financial results. Since the sales price we receive for power may not change at the same rate as our coal or natural gas supply or transportation costs, we may be unable to pass on the changes in costs to our customers. In addition, the overall prices we charge our retail customers in Iowa are frozen, as described above, and we do not have fuel recovery mechanisms in Iowa and Illinois.

A significant decrease in demand for natural gas in the markets served by our gas distribution system may adversely affect our financial results.

A sustained decrease in demand for natural gas in the markets served by our gas distribution system would significantly reduce our operating revenue and adversely affect our financial results. Factors that could lead to a decrease in market demand include, among others:

•	a recession or other adverse economic condition that results in a lower level of economic activity or reduced spending by consumers on natural gas;

•	an increase in the market price of natural gas or a decrease in the price of other competing forms of energy, including electricity, coal and fuel oil;

•	efforts by customers to reduce their consumption of natural gas through various conservation measures and programs;

•	higher fuel taxes or other governmental or regulatory actions that increase, directly or indirectly, the cost of natural gas or that limit the use of natural gas; and

•	a shift to more fuel-efficient or alternative fuel machinery or an improvement in fuel economy, whether as a result of technological advances by manufacturers, legislation proposing to mandate higher fuel economy, price differentials, incentives or otherwise.

Our financial results may be adversely affected if we are unable to obtain adequate, reliable and affordable access to transmission service.

We depend on transmission facilities owned and operated by utilities to transport electricity and natural gas to both wholesale and retail markets, as well as natural gas purchased to supply some of our electric generation facilities. If adequate transmission is unavailable, we may be unable purchase or sell and deliver products. Such unavailability could also hinder us from providing adequate or economical electricity or natural gas to our wholesale and retail electric and gas customers and could adversely affect our financial results.

The different regional power markets have varying and dynamic regulatory structures, which could affect our growth and performance. In addition, the independent system operators who oversee the transmission systems in regional power markets have imposed in the past, and may impose in the future, price limitations and other mechanisms to counter volatility in the power markets. These types of price limitations and other mechanisms may adversely affect our financial results.

We are subject to market risk, counterparty performance risk and other risks associated with wholesale energy markets.

In general, wholesale market risk is the risk of adverse fluctuations in the market price of wholesale electricity and fuel, including natural gas and coal, which is compounded by volumetric changes affecting the availability of or demand for electricity and fuel. We purchase electricity and fuel in the open market or pursuant to short-term or variable-priced contracts as part of our normal operating business. If market prices rise, especially in a time when larger than expected volumes must be purchased at market or short-term prices we may incur significantly greater expense than anticipated. Likewise, if electricity market prices decline in a period when we are a net seller of electricity in the wholesale market, we will earn less revenue.

Our total accredited net generating capability exceeds our historical peak load. As a result, we have less exposure to wholesale electricity market price fluctuations. The actual amount of generation capacity available at any time, however, may be less than the accredited capacity due to regulatory restrictions, transmission constraints, fuel restrictions and generating units being temporarily out of service for inspection, maintenance, refueling, modifications or other reasons. In such circumstances, we may need to purchase energy in the wholesale markets and we may not recover in rates all of the additional costs that may be associated with such purchases. Most of our electric wholesale sales and purchases take place under market-based pricing allowed by the FERC and are therefore subject to market volatility, including price fluctuations.

We are also exposed to risks related to performance of contractual obligations by wholesale suppliers and customers. We rely on suppliers to deliver commodities, including natural gas, coal and electricity, in accordance with short-term and long-term contracts. Failure or delay by suppliers to provide these commodities pursuant to existing contracts could disrupt the delivery of electricity and require us to incur additional expenses to meet customer needs. In addition, when these contractual agreements terminate, we may be unable to purchase the commodities on terms equivalent to the terms of current contractual agreements. We also rely on wholesale customers to take delivery of the energy they have committed to purchase and to pay for the energy on a timely basis. Failure of wholesale customers to take delivery may require us to find other customers to take the energy at lower prices than the original customers committed to pay. At certain times of the year, prices paid by us for energy needed to satisfy our customers’ energy needs may exceed the amounts received through retail rates from these customers. If the strategy used to hedge these risk exposures is ineffective, significant losses could result.

Our operating results may fluctuate on a seasonal and quarterly basis.

The sale of electricity and natural gas are generally seasonal businesses. In the markets in which we operate, demand for electricity peaks during the hot summer months when cooling needs are higher. Market prices for electric supply also generally peak at that time. In addition, demand for gas and other fuels generally peaks during the winter when heating needs are higher. Further, extreme weather conditions such as heat waves or winter storms could cause these seasonal fluctuations to be more pronounced.

As a result, our overall financial results may fluctuate substantially on a seasonal and quarterly basis. We have historically sold less power, and consequently earned less income, when weather conditions are mild. Unusually mild weather in the future may adversely affect our financial results through lower revenues or increased energy costs. Conversely, unusually extreme weather conditions could increase our costs to provide power and adversely affect our financial results. The extent of fluctuation in financial results may change depending on a number of factors related to our regulatory environment and contractual agreements, including our ability to recover power costs, the existence of revenue sharing provisions and terms of the power sale contracts.

We are subject to operating uncertainties, which may adversely affect our financial results.

The operation of a complex electric and gas utility (including generation, transmission and distribution) systems involves many operating uncertainties and events beyond our control. These potential events include the breakdown or failure of power generation equipment, compressors, pipelines, transmission and distribution lines or other equipment or processes, unscheduled plant outages, work stoppages, a shortage of qualified labor, transmission and distribution system constraints or outages, fuel shortages or interruption, unavailability of critical equipment, materials and supplies, performance below expected levels of output, capacity or efficiency, operator error, and catastrophic events such as severe storms, fires, earthquakes or explosions. A casualty occurrence might result in injury or loss of life, extensive property damage or environmental damage. Any of these risks or other operational risks could significantly reduce or eliminate our revenues or significantly increase our expenses. Further, we self-insure many risks and current and future insurance coverage may not be sufficient to replace lost revenue or cover repair and replacement costs. Any reduction of revenues for such reason, or any other reduction of our revenues or increase in our expenses resulting from operational risks could adversely affect our financial results.

Potential terrorist activities or military or other actions could adversely affect us.

The continued threat of terrorism since September 11, 2001, and the impact of military and other actions by the United States and its allies may lead to increased political, economic and financial market instability and subject our gas or electric operations to increased risk of acts of terrorism. The United States government has issued warnings that energy assets, specifically nuclear generation and other electric utility infrastructure, are potential targets of terrorist organizations. Political, economic or financial market instability or damage to our operating assets or the assets of our customers or suppliers may result in business interruptions, lost revenues, higher commodity prices, disruption in fuel supplies, lower energy consumption and unstable markets, particularly with respect to natural gas and electric energy, increased security, repair or other costs that may materially adversely affect us in ways that cannot be predicted at this time. Any of these risks could materially affect our financial results. Furthermore, instability in the financial markets as a result of terrorism or war could also materially adversely affect the ability to raise capital.

The insurance industry changed in response to these events. As a result, insurance covering risks we typically insure against may decrease in scope and availability, and we may elect to self-insure against many such risks. In addition, the available insurance may have higher deductibles, higher premiums and more restrictive policy terms.

We are subject to the unique risks associated with nuclear generation.

The ownership and operation of nuclear power plants, such our 25% ownership interest in the Quad Cities Station involves certain risks. These risks include, among other items, mechanical or structural problems, inadequacy or lapses in maintenance protocols, the impairment of reactor operation and safety systems due to human error, the costs of storage, handling and disposal of nuclear materials, limitations on the amounts and types of insurance coverage commercially available, and uncertainties with respect to the technological and financial aspects of decommissioning nuclear facilities at the end of their useful lives. The prolonged unavailability of the Quad Cities Station could materially affect our financial results, particularly when the cost to produce power at the plant is significantly less than market wholesale power prices. The following are among the more significant of these risks:

•	Operational Risk — Operations at any nuclear power plant could degrade to the point where the plant would have to be shut down. If such degradations were to occur, the process of identifying and correcting the causes of the operational downgrade to return the plant to operation could require significant time and expense, resulting in both lost revenue and increased fuel and purchased power expense to meet supply commitments. Rather than incurring substantial costs to restart the plant, the plant could be shut down. Furthermore, a shut-down or failure at any other nuclear plant could cause regulators to require a shut-down or reduced availability at the Quad Cities Station.

•	Regulatory Risk — The NRC may modify, suspend or revoke licenses and impose civil penalties for failure to comply with the Atomic Energy Act, applicable regulations or the terms of the licenses of nuclear facilities. Unless extended, the NRC operating licenses for the Quad Cities Station will expire in 2032. Changes in regulations by the NRC could require a substantial increase in capital expenditures or result in increased operating or decommissioning costs.

•	Nuclear Accident Risk — Accidents and other unforeseen problems have occurred at nuclear facilities other than the Quad Cities Station, both in the United States and elsewhere. The consequences of an accident can be severe and include loss of life and property damage. Any resulting liability from a nuclear accident could exceed our resources, including insurance coverage.

We are involved in numerous legal proceedings, the outcomes of which are uncertain and could negatively affect our financial results.

We are party to numerous legal proceedings. Litigation is subject to many uncertainties, and we cannot predict the outcome of individual matters. It is reasonably possible that the final resolution of some of the matters in which we are involved could result in additional payments in excess of established reserves over an extended period of time and in amounts that could have a material adverse effect on our financial results. Similarly, it is also reasonably possible that the terms of resolution could require that we change business practices and procedures, which could also have a material adverse effect on our financial results.

Potential changes in accounting standards might cause us to revise our financial results and disclosure in the future, which may change the way analysts measure our business or financial performance.

Accounting irregularities discovered in the past few years in various industries have caused regulators and legislators to take a renewed look at accounting practices, financial disclosures, companies’ relationships with their independent auditors and retirement plan practices. Because it is still unclear what laws or regulations will ultimately develop, we cannot predict the ultimate impact of any future changes in accounting regulations or practices in general with respect to public companies or the energy industry or in our operations specifically. In addition, the Financial Accounting Standards Board, or FASB, the FERC or the Securities and Exchange Commission, or SEC, could enact new or revised accounting standards or FERC orders that might impact how we are required to record revenues, expenses, assets and liabilities.

Our indirect parent, MidAmerican Energy Holdings Company, or MidAmerican Energy Holdings, could exercise control over us in a manner that would benefit MidAmerican Energy Holdings to the detriment of our creditors and preferred stockholders.

MidAmerican Energy Holdings is our indirect parent and the direct parent of MidAmerican Funding, LLC, or MidAmerican Funding and, accordingly, has control over all decisions requiring shareholder approval, including the election of directors. In circumstances involving a conflict of interest between MidAmerican Energy Holdings and our or MidAmerican Funding’s creditors and preferred stockholders, MidAmerican Energy Holdings could exercise its control in a manner that would benefit MidAmerican Energy Holdings to the detriment of our creditors and preferred stockholders.

The rights of the holders of our subordinated debt securities will be subject to the rights of the holders of our senior debt.

Our subordinated debt securities will be subordinate and junior in right of payment to our senior debt, including the debt securities described in this prospectus. Unless otherwise specified in the applicable prospectus supplement, the subordination terms will provide that no payments on the subordinated debt securities may be made if any senior debt is not paid when due or the maturity of any senior debt has been accelerated because of a default. The indenture for the subordinated debt securities will not restrict our ability to incur senior debt. As of March 31, 2007 we had $1.8 billion of senior debt outstanding.

The terms of the indentures for the securities do not restrict our ability to incur additional indebtedness that could have an adverse impact on our financial condition.

The indentures governing our rights and obligations with respect to the debt securities do not restrict our ability to incur indebtedness in addition to the debt securities. Accordingly, we could enter into acquisitions, refinancings, recapitalizations or other highly leveraged transactions that could significantly increase our total amount of outstanding indebtedness. The interest payments needed to service this increased level of indebtedness could have a material adverse effect on our operating results. A highly leveraged capital structure could also impair our overall credit quality, making it more difficult for us to finance our operations, and could result in a downgrade in the ratings of our indebtedness, including the debt securities, by credit rating agencies. Further, if our other indebtedness is accelerated due to an event of default under such indebtedness, resulting in an event of default under the indentures for the securities, we may not have sufficient funds to repay the other indebtedness and the securities simultaneously.

There is no existing market for the securities and we cannot assure you that an active trading market will develop.

There is no existing market for the securities and we cannot assure you that an active trading market will develop. If a market for the securities were to develop, future trading prices would depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply for listing or quotation of the securities on any securities exchange or stock market. As a result, it may be difficult for you to find a buyer for your securities at the time you want to sell them, and even if you find a buyer, you might not get the price you want.

 Forward-Looking Statements

This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. Such statements are ‘‘forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as ‘‘may,’’ ‘‘could,’’ ‘‘project,’’ ‘‘believe,’’ ‘‘anticipate,’’ ‘‘expect,’’ ‘‘estimate,’’ ‘‘continue,’’ ‘‘potential,’’ ‘‘plan,’’ ‘‘forecast,’’ and similar terms. These statements are based upon our current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside our control and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others:

•	general economic and business conditions in the United States as a whole and in the midwestern United States, and our service territory in particular;

•	the financial condition and creditworthiness or our significant customers and suppliers;

•	governmental, statutory, legislative, regulatory or administrative initiatives, proceedings or decisions, including those related to the Energy Policy Act of 2005;

•	weather effects on sales and revenues;

•	changes in expected customer growth or usage of electricity or gas;

•	economic or industry trends that could impact electricity or gas usage;

•	increased competition in the power generation and electric or gas industries;

•	fuel, fuel transportation and power costs and availability;

•	changes in business strategy, development plans or customer or vendor relationships;

•	availability, term and deployment of capital;

•	availability of qualified personnel;

•	unscheduled generation outages or repairs;

•	risks relating to nuclear generation;

•	financial or regulatory accounting principles or policies imposed by the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, the SEC, the FERC and similar entities with regulatory oversight;

•	changes in, and compliance with, environmental laws, regulations, decisions and policies that could increase operating and capital improvement costs or affect plant output and/or delay plant construction;

•	other risks and unforeseen events, including wars, the effects of terrorism, embargoes and other catastrophic events; and

•	other business or investment considerations that may be disclosed from time to time in our SEC filings or in other publicly disseminated written documents.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exclusive.

 Use of Proceeds

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include additions to working capital, reductions of our indebtedness, refinancing of existing securities and financing of capital expenditures. We do not presently contemplate a specific use of proceeds but will indicate such information in the prospectus supplement applicable to any offering of securities. We may invest funds not immediately required for such purposes in short-term securities. The amount and timing of sales of the securities described in this prospectus will depend on market conditions and the availability to us of other funds.

 Description of Debt Securities

This prospectus describes the general terms and provisions of the debt securities that we may offer. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

General

We may issue senior debt securities or subordinated debt securities. The senior debt securities will be our direct secured or unsecured obligations and the subordinated debt securities will be our direct unsecured obligations. Each of the senior debt securities and the subordinated debt securities will be issued under an indenture to be entered into between us and a trustee named in the applicable prospectus supplement. The following summary of the indentures is not a complete description of all of the provisions of the indentures. We have filed (or will file prior to issuance of the applicable debt securities) forms of the indentures as exhibits to the registration statement of which this prospectus is a part. Except to the extent set forth in a prospectus supplement for a particular issue of debt securities, the indentures for the debt securities, as amended or supplemented from time to time, will be substantially similar to the indentures filed as exhibits to the registration statement and described below.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the series of debt securities;

•	whether the series of debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount (or any limit on the aggregate principal amount) of the series of debt securities and, if any debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

•	if other than the entire principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

•	the interest rate or method for calculation of the interest rate;

•	the date from which interest will accrue;

•	the record dates for principal and interest payable on debt securities;

•	the dates when, places where and manner in which principal and interest will be payable;

•	the securities registrar if other than the trustee;

•	the terms of any mandatory redemption (including any sinking fund requirement) or any redemption at our option;

•	the terms of any repurchase or remarketing rights of third parties;

•	the terms of any redemption at the option of holders of the debt securities;

•	the denominations in which the debt securities are issuable;

•	whether the debt securities will be issued in registered or bearer form and the terms of any such forms of debt securities;

•	whether the debt securities will be represented by a global security and the terms of any such global security;

•	the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

•	if payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the method for determining such payments;

•	provisions for electronic issuance of debt securities or issuance of debt securities in certificated form;

•	any events of default, covenants and/or defined terms in addition to or in lieu of those set forth in the applicable indenture;

•	whether and upon what terms debt securities may be defeased;

•	whether the debt securities will have guarantees;

•	any special tax implications of the debt securities; and

•	any other terms in addition to or different from those contained in the applicable indenture.

The debt securities will bear no interest or interest at a fixed or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold or deemed to be sold at a discount below their stated principal amount. With respect to any debt securities as to which we have the right to defer interest, the holders of such debt securities may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Any material federal income tax consequences applicable to any such discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Subordination Of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in right of payment to the senior debt securities described in this prospectus and all of our other current and future senior debt. As of March 31, 2007, $1.8 billion of our senior debt was outstanding, $57.0 million of which is secured by certain of our assets. Unless otherwise specified in the applicable prospectus supplement, no payments on the subordinated debt securities may be made if (1) any senior debt is not paid when due or (2) the maturity of any senior debt has been accelerated because of a default. Upon any distribution of our assets to creditors upon a bankruptcy, insolvency, liquidation, reorganization or similar event with respect to us, all amounts due on our senior debt must be paid before any payments are made on the subordinated debt securities.

Subject to the payment in full of all senior debt, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of our senior debt to receive payments or distributions applicable thereto until all amounts owing on the subordinated debt securities are paid in full.

The subordinated indenture will not limit the amount of senior debt that we can incur.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary or nominee thereof that we will identify in the applicable prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	we execute and deliver to the trustee an officers’ certificate to the effect that the global security shall be exchangeable;

•	an event of default occurs and is continuing; or

•	any other circumstances described in the applicable prospectus supplement occur.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the debt securities and the applicable indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the debt securities or the applicable indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as ‘‘participants.’’ Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers, exchanges and other matters relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Exchange Of Global Securities For Certificated Securities

Except as otherwise may be set forth in the applicable prospectus supplement, the global securities may be exchanged for debt securities in certificated form only in the following circumstances:

•	if the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities, or if the depositary is no longer registered as a clearing agency under the Securities Exchange Act of 1934, or the Exchange Act, and we do not appoint a replacement depositary within 90 days;

•	an event of default under the applicable indenture occurs; or

•	if we determine that an issue of debt securities will no longer be represented by global securities.

If any global securities are exchangeable for certificated securities as described above, we will execute, and the trustee will authenticate upon our order, certificated securities of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of such global securities. These certificated securities will be delivered to persons specified by the depositary in exchange for the beneficial interests in the global securities being exchanged.

Redemption And Repayment

The applicable prospectus supplement will specify the following:

•	if the debt securities are subject to any sinking fund and the terms of any such sinking fund;

•	if we may elect to redeem the debt securities prior to maturity and the terms of any such optional redemption;

•	if we will be required to redeem the securities prior to maturity upon the occurrence of certain events and the terms of any such mandatory redemption; and

•	if the holders of the debt securities will have the right to repayment of the debt securities prior to maturity and the terms of any such optional repayment.

If we elect or are required to redeem debt securities, a redemption notice will be sent to each holder of debt securities to be redeemed at least 30 but not more than 60 days prior to the redemption date. The redemption notice will include the following: (1) the redemption date, the places of redemption and the redemption price; (2) a statement that payment of the redemption price will be made on surrender of the debt securities at the places of redemption; (3) a statement that accrued interest to the redemption date will be paid as specified in the notice and that after the redemption date interest will cease to accrue; (4) if less than all of the debt securities of a series are to be redeemed, the particular debt securities or portions thereof to be redeemed; (5) if any debt securities are to be redeemed in part only, the portion of the debt securities to be redeemed and a statement that, upon surrender of the debt securities for redemption, new debt securities having the same terms will be issued in an amount equal to the unredeemed portion; and (6) if applicable, a statement that redemption is subject to the receipt by the trustee prior to the redemption date of sufficient funds to make such redemption.

If notice of redemption is given as specified above, the debt securities called for redemption will become due and payable on the date and at the places stated in the notice at the applicable redemption price, together with accrued interest to the redemption date. After the redemption date, the debt securities subject to redemption will cease to bear interest and will not be entitled to the benefits of the applicable indenture, other than the right to receive payment of the redemption price together with accrued interest to the redemption date.

If debt securities are repayable at the option of the holders prior to maturity, a holder that elects to have its debt securities repaid will be required to deliver such debt securities (or a guarantee of delivery from an eligible institution) to the trustee at least 30 but not more than 45 days prior to the repayment date. For debt securities represented by global securities held by the depositary, the repayment option may be exercised by a direct participant in the depositary on behalf of the beneficial owner by sending written notice to the trustee (specifying certain information regarding the debt securities to be repaid) at least 30 but not more than 60 days prior to the repayment date.

Covenants

In addition to other covenants, if any, as may be described in the applicable prospectus supplement and except as may otherwise be set forth in the applicable prospectus supplement, the indentures will contain the following covenants:

•	a covenant which requires us to maintain an office for payment and registration of transfer or exchange of the debt securities in New York, New York;

•	a covenant which requires us to notify the trustee in writing of any event of default under an indenture within five days after we become aware of such event of default;

•	a covenant which requires us to maintain our corporate existence, rights and franchises, unless the maintenance of such rights and franchises is no longer desirable in the conduct of our business; and

•	a covenant which prohibits us from consolidating with or merging with or into any other person or conveying, transferring or leasing our properties substantially as an entirety to any other person, unless the surviving company or transferee, as applicable, is a U.S. company and assumes all of our obligations under the indenture.

The covenant described immediately above includes a phrase relating to a conveyance, transfer or lease of our properties ‘‘substantially as an entirety.’’ Although there is a limited body of case law interpreting the phrase ‘‘substantially as an entirety,’’ there is no precise established definition of the phrase under applicable law. Accordingly, the nature and extent of the restriction on our ability to convey, transfer or lease our properties substantially as an entirety, and the protections provided to the holders of debt securities by such restriction, may be uncertain.

Events Of Default

Except as described in the applicable prospectus supplement, the following events will constitute events of default under the applicable indenture:

•	we fail to pay interest on the debt securities and such failure continues for 30 days;

•	we fail to pay principal of the debt securities when due;

•	we breach any other covenant or representation in the indenture and such breach continues for 90 days (such period to be extended if we are diligently pursuing a cure) after we receive a notice of default with respect thereto;

•	a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days; and

•	we commence a voluntary bankruptcy case or take similar voluntary actions relating to our bankruptcy or insolvency.

Upon the occurrence of an event of default under an indenture, the holders of at least a majority in aggregate principal amount of the applicable debt securities may declare such debt securities to be immediately due and payable. Holders of a majority in principal amount of such debt securities may rescind the acceleration so long as the conditions set forth in the applicable indenture have been satisfied.

Prior to acceleration, holders of a majority in aggregate principal amount of an issuance of debt securities may waive an event of default, other than (1) an event of default related to non-payment of principal or interest and (2) an event of default related to a covenant or other provision of the indenture that cannot be modified without the consent of each holder of debt securities affected thereby.

Modifications To The Indenture

Except as otherwise set forth in the applicable prospectus supplement, each indenture will contain provisions which allow us and the trustee to amend the indenture without the consent of any holder of debt securities for the following purposes:

•	to cure ambiguities or to cure, correct or supplement any defective or inconsistent provisions;

•	to add additional covenants, events of default or collateral, or to surrender a right or power conferred upon us in the indenture;

•	to establish the form of additional debt securities in accordance with the terms of the indenture;

•	to evidence the succession of another company to us and the assumption by the successor of our obligations under the indenture;

•	to grant to or confer upon the trustee for the benefit of the holders any additional rights, remedies, powers or authority;

•	to permit the trustee to comply with any duties imposed upon it by law;

•	to specify further the duties and responsibilities of, and to define further the relationships among, the trustee and any authenticating agent or paying agent for the debt securities; and

•	to change or eliminate any of the provisions of the indenture, so long as the change or elimination becomes effective only when there are no debt securities outstanding that were created prior to the execution of the supplemental indenture or other document evidencing such change or elimination.

Except as set forth in the applicable prospectus supplement, each indenture will contain provisions which allow us and the trustee to amend the indenture for any other purpose with the consent of holders of a majority in principal amount of the applicable issue of debt securities, other than amendments which (1) extend the stated maturity of the debt securities, (2) reduce the principal amount of the debt securities, (3) reduce the interest rate for the debt securities, (4) extend the dates for scheduled payments of principal and interest, (5) impair the right of a holder of debt securities to institute suit for the payment of its debt securities, or (6) reduce the percentage of holders of debt securities required to consent to amendments or waive defaults under the indenture. The items described in (1) through (5) above will require the consent of all holders affected by the change. The item described in (6) above will require the consent of all holders.

Governing Law

The senior indenture and the subordinated indenture will be governed by the laws of the State of New York.

 Description of Capital Stock

We have the authority under our articles of incorporation to issue 350,000,000 shares of common stock, no par value, and 100,000,000 shares of preferred stock, no par value. As of April 30, 2007, 70,980,203 shares of our common stock were outstanding, all of which are owned by MHC Inc. The common stock is not listed on any exchange. All outstanding shares of common stock are fully paid and non-assessable.

Also as of April 30, 2007, the following shares of our preferred stock were outstanding: 49,451 shares of the $3.30 series; 38,305 shares of the $3.75 series; 32,630 shares of the $3.90 series; 47,362 shares of the $4.20 series; 49,945 shares of the $4.35 series; 35,697 shares of the $4.40 series; and 49,898 shares of the $4.80 series. All outstanding shares of preferred stock are fully paid and non-assessable. The terms of these preferred securities are described in an amendment to our articles of incorporation which is incorporated herein by reference.

Common Stock

The shares of our authorized common stock are identical in all respects and have equal rights and privileges. Each holder of our common stock is entitled to one vote in the election of directors and other matters. Common shareholders may receive dividends when declared by our board of directors. Dividends may be paid in cash, stock or another form. In certain cases, common shareholders may not receive dividends until we have satisfied our obligations to any preferred shareholders. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Preferred Stock

We may issue, from time to time, shares of one or more series or classes of our preferred stock with such preferences and designations as our board of directors may determine. The following summary description sets forth some of the general terms of the preferred stock. We will describe the specific terms of any series of preferred stock that we issue in a prospectus supplement. To the extent the description contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. You should also read our articles of incorporation and bylaws before purchasing the preferred stock.

Our board of directors is authorized to determine for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to any such series:

•	the designation of such series and the number of shares that constitute such series;

•	the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

•	the dividend periods (or the method of calculating the dividend periods);

•	the voting rights of the shares, if any;

•	the liquidation preference and the priority as to payment of such liquidation preference with respect to the classes or series of preferred stock and any other rights of the shares of such series if we liquidate, dissolve or wind-up our affairs;

•	whether and on what terms we can redeem or repurchase the shares of preferred stock;

•	whether the preferred stock of such series will have the benefit of a sinking fund; and

•	any other material terms.

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our articles of incorporation or the applicable certificate of designation or as otherwise required by law.

Except as set forth in the applicable prospectus supplement, no series of preferred stock will be redeemable or receive the benefit of a sinking fund. If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock, but only after the liquidation preference has been fully paid on any shares of senior ranking preferred stock, if any. Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

 Plan of Distribution

We may offer and sell or exchange the securities described in this prospectus:

•	through agents,

•	through one or more underwriters,

•	through one or more dealers,

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise), or

•	through a combination of any such methods of sale.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices relating to such prevailing market prices,

•	at negotiated prices, or

•	at a fixed exchange ratio in return for other of our securities.

Offers to purchase or exchange the securities may be solicited by agents designated by us from time to time. Any such agent will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If an underwriter or underwriters are utilized in the sale of the securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement relating thereto.

Offers to purchase or exchange the securities may be solicited directly by us and sales or exchanges thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement relating thereto.

We may enter into agreements with agents, underwriters and dealers under which we agree to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. The terms and conditions of such indemnification or contribution will be described in the applicable prospectus supplement. Certain of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

 About this Prospectus

This prospectus is part of a registration statement that we have filed with the SEC using a ‘‘shelf’’ registration process. Using this process, we may offer the securities described in this prospectus, either separately or with other securities registered hereunder, in one or more offerings with an aggregate principal amount of up to $1,330,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading ‘‘Where You Can Find More Information.’’

 Where You Can Find More Information

We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms in Washington, D.C. Please call the SEC at 1-800-732-0330 for further information on the public reference room. You may also obtain copies of these materials from the public reference section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities described in this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and the securities described in this prospectus. You may inspect the registration statement and its exhibits without charge at the office of the SEC at 100 F Street, N.E., in Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates. You may also access the registration statement at the SEC’s web site described above.

The SEC allows us to ‘‘incorporate by reference’’ the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information filed by us with the SEC in the future will automatically update and supersede this information. We incorporate by reference, among others, our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 and any filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and until the termination of the offering of securities commenced by us pursuant to this prospectus.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Treasurer
MidAmerican Energy Company
666 Grand Avenue, Suite 500
Des Moines, Iowa 50309
(515) 242-4300

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

 Legal Matters

The validity of the debt securities described in this prospectus has been passed upon for us by Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022. The validity of the preferred stock described in this prospectus has been passed upon for us by Paul J. Leighton, Esq., our Assistant General Counsel.

 Experts

The consolidated financial statements and the related financial statement schedule as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, incorporated by reference in this prospectus from MidAmerican Energy Company’s (the ‘‘Company’’) Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans- an amendment of FASB Statements No. 87, 88, 106 and 132(R) as of December 31, 2006), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2007 and 2006, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a ‘‘report’’ or a ‘‘part’’ of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

 PART II

 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by MidAmerican Energy Company in connection with the issuance and distribution of the securities being registered. All amounts are estimates other than the Securities and Exchange Commission registration fee.

Amount to be Paid
Registration Fee	$26,095
Printing Expenses	$175,000
Legal Fees and Expenses	$300,000
Accounting Fees and Expenses	$140,000
Rating Agency Fees	$425,000
Trustee Fees and Expenses	$11,000
Miscellaneous expenses	$50,000
Total	$1,127,095

Item 15.    Indemnification of Directors and Officers

Sections 490.850-490.855 and 490.857 of the Iowa Business Corporation Act permit corporations organized thereunder to indemnify directors, officers, employees and agents against liability under certain circumstances. The Restated Articles of Incorporation, as amended, and the Restated Bylaws, as amended, of MidAmerican Energy Company provide for indemnification of directors, officers and employees to the full extent provided by the Iowa Business Corporation Act. The Articles of Incorporation and the Bylaws state that the indemnification provided therein shall not be deemed exclusive. MidAmerican Energy Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of MidAmerican Energy Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not MidAmerican Energy Company would have the power to indemnify such person against such expense, liability or loss under the Iowa Business Corporation Act. Pursuant to Section 490.857 of the Iowa Business Corporation Act, the Articles of Incorporation and the Bylaws, MidAmerican Energy Company, through MidAmerican Energy Holdings Company, maintains directors’ and officers’ liability insurance coverage. MidAmerican Energy Company has also entered into indemnification agreements with certain directors and officers, and expects to enter into similar agreements with future directors and officers, to further assure such persons indemnification as permitted by Iowa law.

As permitted by Section 490.832 of the Iowa Business Corporation Act, the Articles of Incorporation of MidAmerican Energy Company provide that no director shall be personally liable to MidAmerican Energy Company or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or the shareholders; (3) a violation of Section 490.833 (relating to certain unlawful distributions to shareholders); or (4) an intentional violation of criminal law.

The form of distribution agreement filed as Exhibit 1.1 hereto include provisions requiring the underwriters, dealers or agents, as applicable, to indemnify directors, officers and certain controlling persons of MidAmerican Energy Company in certain circumstances.

Item 16.    Exhibits and Financial Statement Schedules

(a)    Exhibits

Exhibit No.		Description of Exhibit
1.1	*	Form of Underwriting Agreement
4.1	**	Form of Indenture (Senior Debt Securities) (Filed as Exhibit 4.1 to MidAmerican Energy’s Quarterly Report on Form 10-Q dated September 30, 2006, Commission File No. 333-15387)
4.2	**	Form of Indenture (Subordinated Debt Securities) (Filed as Exhibit 4.2 to MidAmerican Energy’s Registration Statement on Form S-3 dated May 16, 2006, Commission File No. 333-134163)
5.1		Opinion of Latham & Watkins LLP regarding the validity of the debt securities
5.2		Opinion of Paul J. Leighton, Esq. regarding the validity of the preferred stock
12.1		Computation of Ratios of Earnings to Fixed Charges and computation of Ratios of Earnings to Fixed Charges plus Preferred Stock Dividend Requirements
15.1		Awareness Letter of Deloitte & Touche LLP
23.1		Consent of Latham & Watkins LLP (included in their opinion filed as Exhibit 5.1)
23.2		Consent of Paul J. Leighton, Esq. (included in his opinion filed as Exhibit 5.2)
23.3		Consent of Deloitte & Touche LLP
24.1		Power of Attorney (included on the Signature Page of this filing)
25.1	*	Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 (Senior Debt Securities)
25.2	*	Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 (Subordinated Debt Securities)

*	To be filed as an exhibit to an amendment hereto or as an exhibit to a document to be incorporated by reference herein.
**	Previously filed.

(b)    Financial Data Schedules

Schedule II —	Valuation and Qualifying Accounts (Previously filed on MidAmerican Energy Company’s Annual Report on Form 10-K filed with the Commission on March 1, 2007).

Item 17.    Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts of events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of

1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on May 7, 2007.

MIDAMERICAN ENERGY COMPANY
By:	/s/ Paul J. Leighton
Name: Paul J. Leighton Title: Assistant General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director (chief executive officer)	May 7, 2007

Todd M. Raba

*	Vice President and Controller (principal financial officer and accounting officer)	May 7, 2007

Thomas B. Specketer

*	Vice President, General Counsel and Director	May 7, 2007

Steven R. Weiss

*	Vice President, Treasurer and Director	May 7, 2007

Brian K. Hankel

By:	/s/ Paul J. Leighton
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.		Description of Exhibit
1	.1*	Form of Underwriting Agreement
4	.1**	Form of Indenture (Senior Debt Securities) (Filed as Exhibit 4.1 to MidAmerican Energy’s Quarterly Report on Form 10-Q dated September 30, 2006, Commission File No. 333-15387)
4	.2**	Form of Indenture (Subordinated Debt Securities) (Filed as Exhibit 4.2 to MidAmerican Energy’s Registration Statement on Form S-3 dated May 16, 2006, Commission File No. 333-134163)
5.1		Opinion of Latham & Watkins LLP regarding the validity of the debt securities
5.2		Opinion of Paul J. Leighton, Esq. regarding the validity of the preferred stock
12.1		Computation of Ratios of Earnings to Fixed Charges and computation of Ratios of Earnings to Fixed Charges plus Preferred Stock Dividend Requirements
15.1		Awareness Letter of Deloitte & Touche LLP
23.1		Consent of Latham & Watkins LLP (included in their opinion filed as Exhibit 5.1)
23.2		Consent of Paul J. Leighton, Esq. (included in his opinion filed as Exhibit 5.2)
23.3		Consent of Deloitte & Touche LLP
24.1		Power of Attorney (included on the Signature Page of this filing)
25	.1*	Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 (Senior Debt Securities)
25	.2*	Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 (Subordinated Debt Securities)

*	To be filed as an exhibit to an amendment hereto or as an exhibit to a document to be incorporated by reference herein.
**	Previously filed.